EXHIBIT 10.12


                        CONSULTING ENGAGEMENT AGREEMENT

         THIS ENGAGEMENT AGREEMENT made as of the November 2, 2001, by and between; WORLD WIDE WIRELESS COMMUNICATIONS INC , whos principal place of business is ; suite 6K 407, Lincoln Road, Miami Beach, Florida 33139_(hereafter referred to as the "company")

                                      And

         OVERSEAS DEVELOPMENT HOLDINGS LIMITED, of Suite 16, 6th floor, 22 Nitza Boulevard, Netanya Israel, a BVI corporation, represented by Michael J Zwebner (the "Consultant")

                             W I T N E S S E T H :

         WHEREAS, the Company wishes to assure itself of the services of the Consultant, and the Consultant wishes to serve the Company, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Engagement Term.

1.1 The Company agrees to engage the Consultant, and the Consultant agrees to serve the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

1.2 The term of the Consultant's engagement under this Agreement shall be for a period of 3 (three) years, the period commencing on the date hereof and continuing through the end of October 31st 2004, unless sooner terminated in accordance with this Agreement.

2. Position, Duties.

The Consultant shall serve as International Consulting Executive of the Company. The Consultant shall have such duties and responsibilities as the Chief Executive Officer of the Company, or his or her designee or successor shall assign to the Consultant.
The Consultant shall perform her duties and responsibilities hereunder, faithfully and diligently. The Consultant shall report to the Board of Directors of the Company. The Consultant shall devote sufficient business time and attention to the performance of his duties and responsibilities hereunder. The Consultant hereby represents that he is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict his ability to perform his duties hereunder, and agrees that he will not enter into any such agreements or covenants during the term of his contract hereunder, except such restrictive covenants or confidentiality agreements which are required by the Company.

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2.1 Business Plan / Project

The consultant shall produce an outline "business plan" for the company, outlining in detail his plans for execution, and this plan shall be presented to the board of directors for approval. Post approval, the consultant shall commence the program for implementation. The plan shall be detailed enough to include recommendations for the restructuring of the corporation, new directors, management staff, new business opportunities, the identification of potential merger and or acquisition candidates both US and Overseas, etc.

2.2 Finance

The Consultant shall work with the company and shall use his best efforts to seek corporate financing from funding entities, at generally acceptable commercial terms. The company will act in its best efforts and co-operate to close such financing arrangements.

2.3 Travel requirements

The Consultant shall be expected in the normal course of the execution of his responsibilities, to travel to places and locations as shall be designated or required by the company, and the company shall reimburse the Consultant with all costs and expenses appertaining thereto.

3. Compensation.

3.1 Remuneration - Payment.

During the term of this Agreement, in consideration of the performance by the Consultant of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Consultant (via his corporation), and the Consultant shall accept, a consulting fee at the rate of Twenty thousand US dollars per month ($ 20,000) per month, payable in accordance with the standard payment terms and practices of the Company. Save for the first month, (November 2001) which shall be paid for in cash, for the balance of the term, the company may make payment by way of cash and or by S8 issued Stock, such stock to be issued in accordance with the applicable SEC regulations pertaining such issuances. In addition to the consulting fee payable hereunder, the Consultant may be entitled to receive merit increases in payment during the term hereof in amounts and at such times as shall be mutually determined by the Chief Executive Officer of the Company and the consultant.

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3.2 Bonus.

In addition to the consulting fee payable pursuant to Section 3.1 above, the Consultant will be eligible to receive a bonus in the form of stock options or shares. These shall be granted on a case by case basis. Such options and or shares shall be of publicly traded corporations in or with which the company has business relationships. Such bonuses are to be based upon the achievement of objectives mutually agreed upon in writing by the Company and the Consultant.

4. Expense Reimbursement.

During the term of this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Consultant for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of her duties hereunder upon the presentation of proper accounts therefor in accordance with the Company's policies. In all cases, such expenses shall have been incurred by the Consultant on a pre-approved basis.

5. Other Benefits.

During the term of this Agreement, the Consultant shall be entitled to receive 25 days of paid vacation time per annum, such paid personal time, paid sick leave and such other benefits and customary medical and life insurance as are from time to time made available to other similarly situated executives of the Company on the same terms as are available to such similarly situated executives, it being understood that the Consultant shall be required to make the same contributions and payments in order to receive any of such benefits.

6. Termination of Engagement.

6.1 Death. In the event of the death of the Consultant during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Consultant the consulting fee provided for in Section 3.1 (at the annual rate then in effect) accrued to the Consultants date of death and not

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theretofore paid, and the estate or other legal representative of the Consultant shall have no further rights under this Agreement. Rights and benefits of the Consultant, his estate or other legal representative under the Consultant benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs.

6.2 Disability. If the Consultant shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of ninety (90) consecutive days be unable to perform his normal duties hereunder, the contract of the Consultant hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Consultant / his Corporation. Within thirty (30) days after such termination, the Company shall pay to the Consultant the consulting fee provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid. Rights and benefits of the Consultant, his estate or other legal representative under the Consultant benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Consultant nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

6.3 Due Cause.

The engagement of the Consultant hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Consultant the consulting fee provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Consultant, and, after the satisfaction of any claim of the Company against the Consultant arising as a direct and proximate result of such Due Cause, neither the Consultant nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9. Rights and benefits of the Consultant, his estate or other legal representative under the Consultant benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (a) a material breach of any of the Consultants obligations hereunder (it being understood that any breach of the provisions of Sections 2 or 7 hereof shall be considered material); or (b) that the Consultant, in carrying out his duties hereunder, has been guilty of (i) willful or gross neglect or (ii) willful or gross misconduct, which has or is expected to have a materially adverse effect on any member of the Company Group (as hereinafter defined);

or (c) that the Consultant is determined to be intoxicated by drugs or alcohol during the performance of his duties for the Company; or (d) that the Consultant has been convicted of or formally charged with (provided such charge, in the reasonable judgment of the Company, has or is expected to have a material detrimental effect on the business of any member of the Company Group) any felony or any crime or offense involving moral turpitude. In the event of an occurrence under this Section 6.3, the Consultant shall be given written notice by the Company that it intends to terminate the Consultants engagement for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the Company intends so to terminate the Consultants engagement.
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If the basis for such written notice is an act or acts described in clause (a)
above and not involving moral turpitude, the Consultant shall be given ten (10) days to cease or correct the performance (or nonperformance) giving rise to such written notice (or give 10 days payment in lieu of notice) and, upon failure of the Consultant within such ten (10) days to cease or correct such performance (or nonperformance), the Consultants engagement by the Company shall automatically be terminated hereunder for Due Cause.

6.4 Other Termination by the Company. The Company may terminate the Consultants engagement prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 6.1, 6.2 or 6.3, the Company shall (a) continue to pay to the Consultant (or his estate or other legal representative in the case of the death of the Consultant subsequent to such termination), in the same periodic installments as his annual compensation was paid, the compensation provided for in Section 3.1 (at the annual rate then in effect) until the then scheduled expiration of the term hereof. Neither the Consultant nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

7. Confidential Information.

7.1 (a) The Consultant shall, during the Consultant employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any of the Company's subsidiaries, affiliates or parent entities (the Company and the Company's subsidiaries, affiliates and parent entities being hereinafter collectively referred to as the "Company Group") confidentially.

The Consultant shall not, without the prior written consent of the Chief Executive Officer of the Company, disclose such material, directly or indirectly, to any party, who at the time of such disclosure is not an Consultant or agent of any member of the Company Group, or, except in order to carry out her duties under this Agreement, remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group.

The Consultant agrees that all material, together with all notes and records of the Consultant relating thereto, and all copies or facsimiles thereof in the possession of the Consultant (whether made by the foregoing or other means) are the exclusive property of the Company.

Except in order to carry out his duties under this Agreement, the Consultant shall not in any manner use any material of the Company Group, or any other property of any member of the Company Group, in any manner not specifically directed by the Company or in any way which is detrimental to any member of the Company Group, as determined by the Chief Executive Officer of the Company in his or her sole discretion.

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(b) For the purposes hereof, the term "material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices and customers of any member of the Company Group, and all information in any way concerning the activities, business or affairs of any of such customers, as such, which is furnished to the Consultant by any member of the Company Group or any of its agents or customers, as such, or otherwise acquired by the Consultant in the course of the Consultant engagement with the Company; provided, however, that the term "material" shall not include information which (i) becomes generally available to the public other than as a result of an approved disclosure by the Consultant (ii) was available to the Consultant on a non-confidential basis prior to her employment with any member of the Company Group, or (iii) becomes available to the Consultant on a non-confidential basis from a source other than any member of the Company Group or any of its agents or customers, as such, provided that such source is not bound by a confidentiality agreement with any member of the Company Group or any of such agents or customers.

7.2 Promptly upon the request of the Company, the Consultant shall deliver to the Company all material relating to any member of the Company Group in the possession of the Consultant without retaining a copy thereof, unless, in the opinion of counsel for the Consultant either returning such material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises that the same may be lawfully done.

7.3 In the event that the Consultant is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any material relating to any member of the Company Group, the Consultant shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Consultant with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Consultant is, in the opinion of counsel for the Consultant compelled to disclose material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such material may be so disclosed.
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8. Non-Competition.

8.1 The Consultant acknowledges that the services to be rendered by his to the Company are of a special and unique character. The Consultant agrees that, in consideration of his engagement hereunder, the Consultant will not (a) during the term of this Agreement and (b) prior to one year from the date of termination of the Consultant engagement by the Company or any other member of the Company Group, directly or indirectly, (w) engage, whether as principal, agent, investor, distributor, representative, stockholder, Consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within a 3 -mile radius of any business owned or operated by the Company which is competitive with the businesses of the Company or any of the other members of the Company Group, (x) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was or is at the time of solicitation or enticement a director, officer, Consultant, agent or consultant of such member of the Company Group, either on the Consultant own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Company Group,

(y) solicit or entice or endeavor to solicit or entice away any person who was or is at the time of solicitation or enticement a customer of any member of the Company Group, either on the Consultant own account or for any other person, firm, corporation or organization, or (z) employ any person who was a director, officer or Consultant of any member of the Company Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Company Group, or (b) at any time take any action or make any statement the intended effect of which would be, directly or indirectly, to impair in any material respect the good will of any member of the Company Group or the business reputation or good name of any member of the Company Group, or be otherwise materially detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group.

For purposes hereof, the "Company Group" shall mean, collectively, the Company and the Company's subsidiaries operating in the same lines of business.

8.2 The Consultant and the Company agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

8.3 The Consultant expressly acknowledges and agrees that the covenants and agreements set forth in this Section 8 are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. The Consultant acknowledges and agrees that the covenants and agreements of the Consultant set forth in this
Section 8 constitute a significant part of the consideration given by the Consultant to the Company in exchange for the compensation and benefits provided for in this Agreement, and are a material reason for such payment.

9. Equitable Relief. In the event of a breach or threatened breach by the Consultant of any of the provisions of Sections 7 or 8 of this Agreement, the Consultant hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Consultant from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Consultant under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the Courts of the state of Florida. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

10. Successors and Assigns.

Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

10.1 Assignment by the Consultant. The Consultant may assign this Agreement or any part hereof without the prior written consent of the Chief Executive Officer of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Consultant from receiving any amount that may be payable following the occurrence of the Consultant legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under her will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

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11. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with the laws of the State of Florida USA, whether applicable to contracts to be performed entirely within such State or elsewhere.

12. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto. No modification of this Agreement shall be effective unless in writing and signed by the party against which enforcement is sought to be enforced.

13. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

14. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:

If to the Company: to the address as above

If to the Consultant: to the address as stated above, or any other address of the Consultant as shall be notified from time to time.

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

15. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the

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parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

16. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Consultant or his beneficiaries, including his estate, shall not be subject to withholding of such amounts relating to taxes or other reason.

17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

18. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys' fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

19. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

WORLD WIDE WIRELESS COMMUNICATIONS INC


--------------------------------------
Director  Authorized Signature



OVERSEAS DEVELOPMENT HOLDINGS LIMITED

By
  ------------------------------------
Michael J Zwebner
Title: Director